EX99.23(a)(3)(D)

                        ARTICLES SUPPLEMENTARY
                     TO ARTICLES OF INCORPORATION
                                  OF
                      UMB MONEY MARKET FUND, INC.


     The SCOUT MONEY MARKET FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     SECOND: The total number of shares which tile Corporation currently has authority to issue is One Billion (1,000,000,000) shares of stock, with a par value of one dollar ($.01) per share, known as Common Stock and such Common Stock having an aggregate par value of Ten Million Dollars ($10,000,000), is classified and allocated into one class as follows:

                                Number of Shares of Common Stock
     Name of Class           Initially Classified and Allocated

     Federal Portfolio                 750,000,000
     Prime Portfolio                   250,000,000

     THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on February 11, 1991, adopted resolutions increasing the authorized capital of the Corporation by Five Hundred Million (500,000,000) shares of Common Stock with a par value of one dollar ($.01) per share, to One Billion Five Hundred Million (1,500,000,000) shares and allocating and classifying the additional shares as follows:

                                Number of Shares of Common Stock
        Name of Class           Initially Classified and Allocated

        Prime Portfolio                 500,000,000

     FOURTH: The shares of the Stock Portfolio series so classified and allocated shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, including such priority in the assets and liabilities of such series as may be provided in such Articles.

     FIFTH: The shares of the Prime Portfolio series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

     SIXTH: After giving effect to the increase and to the allocation, the aggregate par value of all Common Stock of the Corporation is Fifteen Million Dollars ($15,000,000) and the total amount of Common Stock, with a par value of one cent ($.01) per share, allocated to each class is as follows:

                                        Total Number of
        Name of Class                   Shares Allocated

        Federal Portfolio                 750,000,000
        Prime Portfolio                   750,000,000

     SEVENTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, UMB MONEY MARKET FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on February 11, 1991.


                                        UMB MONEY MARKET FUND, INC.

                                        By: /s/Larry D. Armel
                                            Larry D. Armel, President

Attest:
/s/Jacqueline Willhite
Jacqueline Wilhite, Secretary


     THE UNDERSIGNED, President of UMB MONEY MARKET FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                        /s/Larry D. Armel
                                        Larry D. Armel, President